EXHIBIT 99.2

Xeriant, Inc. Provides Update on Litigation Against XTI Aircraft Co.

BOCA RATON, FL – January 22, 2025 — Xeriant, Inc. (OTCQB: XERI), an aerospace technology company dedicated to the development and commercialization of advanced materials, announces an update regarding ongoing litigation against XTI Aircraft Co. (“XTI”), the wholly owned and principal operating subsidiary of XTI Aerospace Inc. (Nasdaq: XTIA).

On February 29, 2024, Xeriant, Inc, filed an Amended Complaint in the United States District Court for the Southern District of New York against XTI alleging that XTI, engaged over a period of time in (1) intentional fraudulent conduct against Xeriant, (2) fraudulent concealment, (3) breach of contract, (4) quantum meruit, (5) unjust enrichment and (6) unfair competition and (7) misappropriation of confidential information, and sought, among other things, damages in excess of $500 million. XTI moved before the Court on March 13, 2024, seeking to dismiss all Xeriant’s claims except for breach of contract. Xeriant argued before the Court that all of these claims were legitimately alleged and should not be dismissed. On January 14, 2025, the Court agreed with Xeriant’s position that its claims were validly alleged and denied in their entirety all of XTI’s arguments. The Court has ordered that XTI must file an Answer to the Amended Complaint and Xeriant intends to proceed to take discovery.

About Xeriant, Inc.

Xeriant, Inc. is dedicated to the discovery, development and commercialization of disruptive technologies in advanced materials and aerospace which can be successfully integrated and commercialized for deployment across multiple industrial sectors. We seek to partner with and acquire strategic interests in visionary companies that accelerate this mission. Xeriant’s advanced materials line is marketed under the DUREVER™ brand, and includes NEXBOARD™, an eco-friendly, patent-pending composite construction panel made from plastic and fiber waste, designed to replace products such as drywall, plywood, OSB, MDF, MgO board and other materials used in construction.

For more information, please go to: www.xeriant.com

SAFE HARBOR FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Xeriant, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to attract investors.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Xeriant, Inc.

Investor Relations

(561) 491-9595

IR@xeriant.com

www.xeriant.com